FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT
This first amendment (“Amendment”) to the novated Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and among Buffalo Funds (“Fund Company”), Kornitzer Capital Management, Inc. (“Adviser”) and Quasar Distributors, LLC (“Distributor” and together, the “Parties”) is effective as of November 20, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set fo1ih in the Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

BUFFALO FUNDS		QUASAR DISTRIBUTORS, LLC
By:	/s/ Laura Symon Browne	By:	/s/ Theresa Cowan
Name:	Laura Symon Browne	Name:	Theresa Cowan
Title:	President, Buffalo Funds	Title:	President
Date:	11/13/2025	Date:	11/13/2025

KORNITZER CAPITAL MANAGEMENT, INC.
By:	/s/ Joe Neuberger
Name:	Joe Neuberger
Title:	President/CEO, Kornitzer Capital Management, Inc.
Date:	11/13/2025

EXHIBIT A

List of Funds
BUFFALO BLUE CHIP GROWTH
BUFFALO EARLY STAGE GROWTH
BUFFALO FLEXIBLE ALLOCATION
BUFFALO GROWTH
BUFFALO GROWTH & INCOME
BUFFALO HIGH YIELD
BUFFALO INTERNATIONAL
BUFFALO MID CAP DISCOVERY
BUFFALO MID CAP GROWTH
BUFFALO SMALL CAP GROWTH